CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of OptimizeRx Corp (the “Company”) on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission (the “Report”), I, David Harrell, Chief Executive Officer and I, Douglas Baker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Harrell
Name:	David Harrell
Title:	Principal Executive Officer, and Director
Date:	August 14, 2014

By:	/s/ Douglas Baker
Name:	Douglas Baker
Title:	Principal Financial Officer
Date:	August 14, 2014

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.